Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 14, 2005 relating to the financial statements, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in the 2004 Annual Report to Shareholders of Ingersoll-Rand Company Limited, the successor company to Ingersoll-Rand Company, which is incorporated by reference in Ingersoll-Rand Company Limited Annual Report on Form 10-K for the year ended December 31, 2004. We also consent to the incorporation by reference of our report dated March 14, 2005 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K.

We also consent to the incorporation by reference in this Registration Statement of our report dated June 27, 2005 relating to the financial statements, which appears in the Annual Report of Ingersoll-Rand Company Employee Savings Plan on Form 11-K for the year ended December 31, 2004.

PricewaterhouseCoopers LLP
Florham Park, New Jersey
December 1, 2005